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                                 EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                             COOPERS & LYBRAND, LLP


We consent to the incorporation by reference in this Registration Statement of Community Banks, Inc. on Form S-4 of our report, which includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities", dated January 13, 1997, on our audits of the consolidated financial statements of Community Banks, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."


                                         /s/ COOPERS & LYBRAND, LLP
                                         One South Market Square
                                         Harrisburg, PA 17110-9916